EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of December 8, 2014, by and among Envestnet, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party hereto, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.                                     The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into a Credit Agreement dated as of June 19, 2014 (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement, as amended by this Amendment.

B.                                    The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                             AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.                                         The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, L/C Participation Fees, and the commitment fees payable under Section 3.1(a), from and after the First Amendment Effect Date until the first Pricing Date (the “Initial Pricing Date”), the rates per annum shown opposite Level IV below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

LEVEL	TOTAL LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR BASE RATE LOANS AND REIMBURSEMENT OBLIGATIONS SHALL BE:	APPLICABLE MARGIN FOR EURODOLLAR LOANS AND L/C PARTICIPATION FEES SHALL BE:	APPLICABLE MARGIN FOR COMMITMENT FEE SHALL BE:

I	Less than or equal to 1.0 to 1.0	0.50%	1.50%	0.25%

II	Less than or equal to 2.0 to 1.0 but greater than 1.0 to 1.0	0.75%	1.75%	0.25%

LEVEL	TOTAL LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR BASE RATE LOANS AND REIMBURSEMENT OBLIGATIONS SHALL BE:	APPLICABLE MARGIN FOR EURODOLLAR LOANS AND L/C PARTICIPATION FEES SHALL BE:	APPLICABLE MARGIN FOR COMMITMENT FEE SHALL BE:

III	Less than or equal to 3.0 to 1.0 but greater than 2.0 to 1.0	1.25%	2.25%	0.25%

IV	Less than or equal to 4.0 to 1.0 but greater than 3.0 to 1.0	1.75%	2.75%	0.25%

V	Greater than 4.0 to 1.0	2.25%	3.25%	0.30%

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Borrower ending on or after December 31, 2014, the date on which the Administrative Agent is in receipt of the Borrower’s most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5.  The Applicable Margin shall be established based on the Total Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date.  If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5, until such financial statements and (if applicable) audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level V shall apply).  If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin shall be determined on the date of delivery of such financial statements and remain in effect until the next Pricing Date.  In all other circumstances, the Applicable Margin shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date.  Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

The foregoing notwithstanding, if, at any time prior to the Initial Pricing Date and after giving effect to the incurrence of any Indebtedness (whether such Indebtedness is a Loan hereunder or otherwise) on a pro forma basis, the Total Leverage Ratio is greater than 4.0 to 1.0, the rates per annum shown opposite Level V above shall apply from the date such Indebtedness is incurred through the Initial Pricing Date.

“Commitments” means, as to any Lender, the obligation of such Lender to make Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof

(including, without limitation, Section 2.14 hereof).  The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $100,000,000 on the First Amendment Effective Date.

“Termination Date” means December 8, 2017, or such earlier date on which the Commitments are terminated in whole pursuant to Section 2.10, 9.2 or 9.3

1.2.                                         Section 1.1 of the Credit Agreement shall be amended by inserting the new defined terms in their appropriate alphabetical order, each to read in its entirety as follows:

“First Amendment” means that certain First Amendment to Credit Agreement dated as of December 8, 2014, by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“First Amendment Effective Date” means the date upon which the First Amendment becomes effective pursuant to its terms.

1.3.                                     Section 8.5(j) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(j)                                    (i) notice of any investment made pursuant to Section 8.9(e) and notice of the repayment of any such investment, (ii) notice of the incurrence of any Indebtedness permitted by Section 8.7(g) and Section 8.7(p), which such notice shall include a pro forma calculation of the financial covenant set forth in Section 8.23(b) (if such Indebtedness constitutes Subordinated Debt) or in Section 8.23(a) (if such Indebtedness does not constitute Subordinated Debt), and (iii) if, at any time prior to the Initial Pricing Date, the Total Leverage Ratio exceeds 4.0 to 1.0 on a pro forma basis after giving effect to the incurrence of any Indebtedness, the Borrower shall provide a notice to the Administrative Agent which such notice shall include such pro forma calculation of the Leverage Ratio; and

1.4.                                     Section 8.12(iii) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(iii)                               the making of Restricted Payments by any Loan Party or Subsidiary to its shareholders or other equity holders (other than Restricted Payments made by a Wholly-Owned Subsidiary to a Loan Party), provided (A) no Default exists or would result from making such Restricted Payment, and (B) the aggregate amount of such Restricted Payments during any period of four consecutive fiscal quarters shall not exceed 50% of the amount by which Adjusted EBITDA for the period of four consecutive fiscal quarters ended immediately prior to the date of determination exceeds $35,000,000.  For purposes hereof and without limiting any other provision contained herein and the other Loan Documents (including Section 8.22 hereof), payments made on account of any Indebtedness that can be converted into equity (including payments to redeem such Indebtedness prior its maturity date) shall not be deemed a Restricted Payment for purposes of this Section 8.12 until such Indebtedness is converted into equity.

1.5.                                         Section 8.23(b) and Section 8.23(d) of the Credit Agreement shall be amended and restated to read in their entirety as follows:

(b)                                  Total Leverage Ratio.  The Borrower shall not, at any time during the relevant period set forth below, permit the Leverage Ratio to be greater than the corresponding ratio set forth opposite such period:

PERIODS	LEVERAGE RATIO

From the First Amendment Effective Date through June 29, 2015	4.50 to 1.0

From June 30, 2015 through December 30, 2015	4.00 to 1.0

From December 31, 2015 and at all times thereafter	3.50 to 1.0

(d)                                        Minimum Adjusted EBITDA.  As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain Adjusted EBITDA for the four fiscal quarters then ended of not less than $35,000,000.

1.6.                                         The term “Lenders” as defined in the Credit Agreement shall mean and include the Lenders currently party to the Credit Agreement and, from and after the First Amendment Effective Date, each Lender executing this Amendment under the heading “New Lender” (each a “New Lender”).  Each New Lender agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto with a Commitment as set forth on Schedule 2.1 to the Credit Agreement, as amended hereby.  From and after the First Amendment Effective Date, each New Lender shall have all of the rights and obligations of a Lender under the Credit Agreement as if it were an original signatory thereto.

1.7.                                         On the First Amendment Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans and interests in outstanding Letters of Credit between themselves so that each Lender is then holding its relevant Percentage of outstanding Loans and L/C Obligations.  Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

1.8.                                         Exhibit E and Schedule 2.1 to the Credit Agreement shall be amended and restated in the form of Exhibit E and Schedule 2.1, respectively, attached hereto.

SECTION 2.                                             CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.                            The Borrower, the other Loan Parties, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.

2.2.                            If requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.9 of the Credit Agreement.

2.3.                            The Administrative Agent shall have received copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the First Amendment and the consummation of the transactions contemplated hereby.

2.4.                            The Administrative Agent shall have received copies of the certificates of good standing for each Loan Party (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization.

2.5.                            The Administrative Agent shall have received the fees set forth in that certain letter dated December 2, 2014 between the Borrower and the Administrative Agent.

2.6                           The Administrative Agent shall have received the favorable written opinion of counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.                                             REPRESENTATIONS.

3.1.                            In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, each Loan Party hereby represents to the Administrative Agent and to the Lenders that as of the date hereof after giving effect to this Amendment (a)  the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent) and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

3.2.                            The Loan Parties hereby represent and warrant that since June 19, 2014, there have been no amendments, modifications, supplements or restatements to any Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) on file with the Administrative Agent, and such articles of incorporation and bylaws (or comparable organizational documents) remain in full force and effect as of the date hereof.

SECTION 4.                                             MISCELLANEOUS.

4.1.                                     Except as specifically amended or waived herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2.                                     The Borrower agrees to pay on demand all reasonable and documented costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable and documented fees and expenses of counsel for the Administrative Agent.

4.3.                                     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

4.4                                    This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This First Amendment to Credit Agreement is entered into as of the date and year first above written.

“BORROWER”

ENVESTNET, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: Chief Executive Officer

“GUARANTORS”

ENVESTNET PORTFOLIO SOLUTIONS, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

OBERON FINANCIAL TECHNOLOGY, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

TAMARAC INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

PRIMA CAPITAL HOLDING, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

[Signature Page to First Amendment to Credit Agreement]

PMC INTERNATIONAL, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

ENVESTNET ASSET MANAGEMENT, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

NETASSETMANAGEMENT, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

ENVESTNET INSTITUTE, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

PREMIER ADVISORS FUND, L.L.C.

By: Envestnet Asset Management, Inc.,
Its: Managing Member

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

2

PORTFOLIO MANAGEMENT CONSULTANTS, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

PLACEMARK INVESTMENTS, INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

PLACEMARK SERVICES, LLC

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

PLACEMARK HOLDINGS INC.

By	/s/ Judson Bergman
Name: Judson Bergman
Title: President

3

Accepted and agreed to.

BANK OF MONTREAL, as Administrative Agent

By	/s/ Nicholas Buckingham
Name: Nicholas Buckingham
Title: Vice President

BMO HARRIS BANK N.A., as a Lender

By	/s/ Nicholas Buckingham
Name: Nicholas Buckingham
Title: Vice President

ASSOCIATED BANK, N.A.

By	/s/ Kyle Nass
Name: Kyle Nass
Title: Vice President

FIFTH THIRD BANK

By	/s/ Michael J. Flynn
Name: Michael J. Flynn
Title: Vice President

STIFEL BANK & TRUST

By	/s/ John H. Phillips
Name: John H. Phillips
Title: Executive Vice President

[Signature Page to First Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

EXHIBIT E

ENVESTNET, INC.

COMPLIANCE CERTIFICATE

Date:                      , 20

To:                             Bank of Montreal, as Administrative Agent under, and the Lenders and L/C Issuer party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent, the L/C Issuer, and the Lenders pursuant to that certain Credit Agreement dated as of June 19, 2014, as amended, among Envestnet, Inc., as Borrower, the Guarantors referred to therein, the Lenders and L/C Issuer party thereto from time to time, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.       I am the duly elected                          of the Borrower;

2.       I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.       The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.       The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate fairly present in all material respects the financial position of the Borrower for the periods covered thereby (subject, in the case of quarterly financial statements, to the absence of footnote disclosures and year-end audit adjustments).

5.       Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, have been made in accordance with the relevant

Sections of the Credit Agreement.  In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control

6.             Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of the date first above written.

ENVESTNET, INC.

By
Name
Title

2

SCHEDULE I

TO COMPLIANCE CERTIFICATE

ENVESTNET, INC.

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF JUNE 19, 2014

CALCULATIONS AS OF                         ,

A. Senior Leverage Ratio (Section 8.23(a))

1. Total Funded Debt	$

2. Subordinated Debt

3. Line A1 minus A2 (Senior Funded Debt)

4. Net Income for past 12 months

5. Interest Expense for past 12 months

6. Income taxes for past 12 months

7. Depreciation and Amortization Expense for past 12 months

8.                                      Non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements for past 12 months (minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of Net Income)

9.                                      Fees, costs and expenses actually incurred in connection with (A) Permitted Acquisitions (and Acquisitions consummated prior to the date hereof), (B) financing activity (including the issuance of Indebtedness and equity permitted hereunder), and (C) the formation and structuring of ERS for past 12 months

10. Charges arising out of restructuring, consolidation, severance or discontinuance of any portion of operations, employees and/or management of any Person for 12 past months

11. Non-recurring costs and expenses relating to litigation, contract settlement charges, bad-debt charge-offs for past 12 months

12. Non-cash losses on investments (minus non-cash gains on

1

investments) for past 12 months

13. Non-cash losses resulting from adjustments to contingent consideration (minus non-cash gains resulting from adjustments to contingent considerations) for past 12 months

14. Pre-tax losses attributable to non-controlling interest for past 12 months

15. Deferred revenue fair value adjustment for past 12 months

16. Re-audit related expenses during such period related to circumstances that existed prior to the Closing Date

18. Sum of Lines A4 through A16, both inclusive (“Adjusted EBITDA”)

19. Ratio of Line A3 to A18	:1.0

20. Line A19 ratio must not exceed	2.25:1.0

21. The Borrower is in compliance (circle yes or no)	yes/no

B. Total Leverage Ratio (Section 8.23(b))

1. Total Funded Debt (Line A1 above)	$

2. Adjusted EBITDA (Line A18 above)	$

3. Ratio of Line B1 to B2	:1.0

4. Line B3 ratio must not exceed	:1.0

5. The Borrower is in compliance (circle yes or no)	yes/no

C. Interest Coverage Ratio (Section 8.23(c))

1. Adjusted EBITDA (Line A18 above)	$

2. Interest Expense paid in cash for past 12 months	$

3. Ratio of Line C1 to Line C2	:1.0

4. Line C3 ratio must not be less than	4.0:1.0

5. The Borrower is in compliance (circle yes or no)	yes/no

D. Minimum Adjusted EBITDA (Section 8.23(d))

1. Adjusted EBITDA (Line A18 above)	$

2. Minimum permitted amount	$35,000,000

3. The Borrower is in compliance (circle yes or no)	yes/no

2

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT
BMO Harris Bank N.A.	$29,000,000
Associated Bank, N.A.	$22,500,000
Fifth Third Bank	$22,500,000
Stifel Bank & Trust	$13,000,000
Credit Suisse AG, Cayman Islands Branch	$13,000,000
TOTAL	$100,000,000.00